UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2022
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ARCUTIS BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39186	81-2974255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3027 Townsgate Road, Suite300
Westlake Village, CA 91361
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (805) 418-5006
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ARQT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 2, 2022, the Board of Directors (the “Board”) of Arcutis Biotherapeutics, Inc. (the “Company”) increased the size of the Board from nine (9) directors to ten (10) directors and appointed Neha Krishnamohan to the Board as a new Class III director and as a member of the Audit Committee of the Board (the “Audit Committee”). Ms. Krishnamohan’s term as director will expire at the 2023 annual meeting of stockholders or until her successor is elected and qualified or her earlier resignation, disqualification, retirement, removal or death.

Ms. Krishnamohan has served as Chief Financial Officer and Executive Vice President, Corporate Development at Kinnate Biopharma Inc., a publicly traded biopharmaceutical company, since June 2021. Prior to joining Kinnate Biopharma Inc., she was with Goldman Sachs from July 2008 to May 2021, where she served most recently as Vice President, Healthcare Investment Banking from January 2015 to May 2021 and was an Associate in the Healthcare Investment Banking Group from August 2011 to December 2014. Ms. Krishnamohan holds a B.S.E. with a double major in Biomedical Engineering and Economics from Duke University.

As a non-employee director, Ms. Krishnamohan will receive compensation in accordance with the Company’s non-employee director compensation program, as amended. Pursuant to this program, upon the effective date of her appointment to the Board, Ms. Krishnamohan received a stock option award exercisable for 29,482 shares of the Company’s common stock and is eligible for the annual cash retainer in the amount of $40,000 for service on the Board and $10,000 per annum for service as a member of the Audit Committee. The stock option will vest in three equal annual installments on the anniversary of the date of Ms. Krishnamohan’s appointment to the Board, subject to Ms. Krishnamohan’s continued service to the Company through such date.

In addition, the Company will enter into an indemnification agreement with Ms. Krishnamohan on the form previously approved by the Board and entered into with the Company’s other directors.

There is no arrangement or understanding between Ms. Krishnamohan and any other person pursuant to which she was appointed as a director of the Company, and there are no family relationships between Ms. Krishnamohan and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Krishnamohan has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On September 2, 2022, the Company issued a press release announcing the appointment of Ms. Krishnamohan. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
99.1	Arcutis Biotherapeutics Inc. Appoints Neha Krishnamohan to Board of Directors.
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUTIS BIOTHERAPEUTICS, INC.

September 2, 2022	By:	/s/ Scott L. Burrows
Scott L. Burrows
Chief Financial Officer